NEOS ETF Trust 485BPOS

Exhibit 99(e)(3)

FIFTH AMENDMENT TO

ETF DISTRIBUTION AGREEMENT

This fifth amendment ("Amendment") to the ETF Distribution Agreement (the "Agreement") dated as of September 30, 2021, by NEOS ETF Trust ("Trust") and Foreside Fund Services, LLC ("Distributor") (together, the "Parties") is effective as of March 18, 2025.

WHEREAS, the Parties wish to amend Exhibit A of the Agreement to reflect an updated list of Funds; and

WHEREAS, Section 8(b) of the Agreement requires that all amendments and modifications to the Agreement be in writing and executed by the Parties.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.	Capitalized terms not otherwise defined herein shall have the meanings set forth in Agreement.

2.	Exhibit A of the Agreement is deleted in its entirety and replaced by Exhibit A attached hereto.

3.	Except as expressly amended hereby, all the provisions of the Agreement shall remain unamended and in full force and effect to the same extent as if fully set forth herein.

4.	This Amendment shall be governed by, and the provisions of this Amendment shall be construed and interpreted under and in accordance with, the laws of the State of Delaware.

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers.

NEOS ETF TRUST		FORESIDE FUND SERVICES, LLC

By:	/s/ Robert Shea	By:	/s/ Teresa Cowan
Name:	Robert Shea	Name:	Teresa Cowan
Title:	Secretary	Title:	President
Date:	March 20, 2025	Date:	March 18, 2025

EXHIBIT A

FIS Knights of Columbus Global Beliefs ETF

FIS Christian Stock Fund ETF

NEOS Enhanced Income 1-3 Month T-Bill ETF

NEOS Enhanced Income Aggregate Bond ETF

NEOS S&P 500 High Income ETF

Mast Global Battery Recycling & Production ETF

NEOS Nasdaq-I 00 High Income ETF

NEOS Enhanced Income Credit Select ETF

NEOS Bitcoin High Income ETF

NEOS Russell 2000 High Income ETF

FIS Bright Portfolios Focused Equity ETF

NEOS Enhanced Income 20+ Year Treasury Bond ETF

NEOS Real Estate High Income ETF

NEOS Nasdaq-100® Hedged Equity Income ETF

NEOS S&P 500® Hedged Equity Income ETF

NEOS Gold High Income ETF